     As filed with the Securities and Exchange Commission on June 13, 2001
                                                      REGISTRATION NO. 333-60800
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 --------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 --------------

                             POGO PRODUCING COMPANY

             (Exact name of registrant as specified in its charter)


                      DELAWARE                                                                 74-1659398

(State or other jurisdiction of incorporation or organization)                    (I.R.S. Employer Identification No.)

                                                                                            GERALD A. MORTON
                  5 GREENWAY PLAZA,                                                        VICE PRESIDENT--LAW
                     SUITE 2700                                                          AND CORPORATE SECRETARY
                HOUSTON, TEXAS  77046                                                    POGO PRODUCING COMPANY
                   (713) 297-5000                                                     5 GREENWAY PLAZA, SUITE 2700
                (713) 297-4900 (FAX)                                                      HOUSTON, TEXAS  77046
                                                                                             (713) 297-5017
                                                                                          (713) 297-4970 (FAX)

    (Address, including zip code, and telephone number, including        (Name, address, including zip code, and telephone number,
 area code, of registrant's principal executive offices)                          including area code, of agent for service)

                                    Copy to:
                                Stephen A. Massad
                               Baker Botts L.L.P.
                                 One Shell Plaza
                                  910 Louisiana
                            Houston, Texas 77002-4995
                                 (713) 229-1234
                              (713) 229-1522 (Fax)

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.[X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses payable by Pogo Producing Company ("Pogo" or the "Company") in connection with the offering described in this Registration Statement.


     Registration fee...............................................................     $125,000
     Printing expenses..............................................................       30,000
     Accounting fees and expenses...................................................       10,000
     Legal fees and expenses........................................................       50,000
     Trustee fees and expenses......................................................        5,000
     Rating agency fees.............................................................       25,000
     Miscellaneous..................................................................        5,000
                                                                                         --------
            Total...................................................................     $250,000
                                                                                         ========


    *To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

         Article X of the Restated Certificate of Incorporation of the Company eliminates the personal liability of each director of the Company to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after September 30, 1986; provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit.

         The Bylaws of the Company provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as in effect as of the date of the adoption of the Bylaws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Bylaws further provide that the Company will indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company.

         The Bylaws further provide that the Company will pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in his capacity as a director or officer (except with regard to service to an employee benefit plan or non-profit organizations in advance of the final disposition of the proceeding) will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

         The Company has placed in effect insurance which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned Bylaw provision or otherwise and (b) to insure the officers and directors of the Company and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

ITEM 16. EXHIBITS


EXHIBIT NO.                    DESCRIPTION OF EXHIBIT
-----------                    ----------------------
      *1.1    Form of Underwriting Agreement (Debt Securities)
      *1.2    Form of Underwriting Agreement (Preferred Stock)
      *1.3    Form of Underwriting Agreement (Common Stock)
      +4.1    Form of Indenture relating to the Senior Debt Securities
      +4.2    Form of Indenture relating to the Subordinated Debt Securities
      +4.3    Restated Certificate of Incorporation of the Company, as Amended
     **4.4    Amended and Restated Bylaws of the Company (filed as exhibit 3(b)
              to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference)
     **4.5    Certificate of Designation, Preferences and Rights of Preferred
              Stock of the Company, dated March 25, 1997 (filed as Exhibit
              3(a)(1) to the Company's Annual Report on Form 10-K for the year ended December 31, 1987 and incorporated herein by reference)
     **4.6    Rights Agreement dated as of April 26, 1994 between the Company and Harris Trust Company of New York, as Rights Agent (filed as
              Exhibit 4 to the Company's Current Report on Form 8-K filed April
              26, 1994 and incorporated herein by reference)
     **4.7    Certificate of Designations of Series A Junior Participating
              Preferred Stock of the Company dated April 26, 1994 (filed as
              Exhibit 4(d) to the Company's Registration Statement on Form S-8
              (File No. 33-54969) filed August 9, 1994 and incorporated herein by reference)
       5.1    Opinion of Gerald A. Morton
     +12.1    Statement re computation of ratios of earnings to fixed charges
     +23.1    Consent of Arthur Andersen LLP
     +23.2    Consent of Ryder Scott Company, L.P.
     +23.3    Consent of Miller and Lents, Ltd.
     +23.4    Consent of Gerald A. Morton (included in Exhibit 5.1)
     +24.1    Powers of Attorney for the Company
     +25      Statement of Eligibility of Trustee on Form T-1
------------
* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).
** Incorporated herein by reference as indicated.
+  Previously filed with this Registration Statement.

ITEM 17. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under and Indenture to act under subsection (a) of
                  Section 310 of the Trust Indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 13, 2001.


                                       POGO PRODUCING COMPANY



                                       By:  /s/ PAUL G. VAN WAGENEN
                                          --------------------------------------
                                           Paul G. Van Wagenen
                                           Chairman, President and Chief
                                           Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   NAME                                        TITLE                                      DATE
                   ----                                        -----                                      ----
/s/ PAUL G. VAN WAGENEN                      Chairman, President and Chief Executive                  June 13, 2001
-----------------------------------          Officer (Principal Executive Officer and
   Paul G. Van Wagenen                       Director)

/s/ JAMES P. ULM, II                         Vice President and                                       June 13, 2001
-----------------------------------          Chief Financial Officer
   James P. Ulm, II                          (Principal Financial Officer)

/s/ THOMAS E. HART
-----------------------------------
   Thomas E. Hart                            Vice President and Controller                            June 13, 2001
                                             (Principal Accounting Officer)

               *                             Director                                                 June 13, 2001
-----------------------------------
   Jerry M. Armstrong

               *                             Director                                                 June 13, 2001
-----------------------------------
   W. M. Brumley, Jr.

               *                             Director                                                 June 13, 2001
-----------------------------------
   Stephen A. Wells

               *                             Director                                                 June 13, 2001
-----------------------------------
   William L. Fisher

               *                             Director                                                 June 13, 2001
-----------------------------------
   Robert H. Campbell

               *                             Director                                                 June 13, 2001
-----------------------------------
   Gerrit W. Gong

               *                             Director                                                 June 13, 2001
-----------------------------------
   Frederick A. Klingenstein

*By: /s/ THOMAS E. HART
    -------------------------------
   Thomas E. Hart, Attorney-in-Fact

                                INDEX TO EXHIBITS


   EXHIBIT
   NUMBER                           DESCRIPTION
   -------                          -----------
      *1.1    Form of Underwriting Agreement (Debt Securities)
      *1.2    Form of Underwriting Agreement (Preferred Stock)
      *1.3    Form of Underwriting Agreement (Common Stock)
      +4.1    Form of Indenture relating to the Senior Debt Securities
      +4.2    Form of Indenture relating to the Subordinated Debt Securities
      +4.3    Restated Certificate of Incorporation of the Company, as Amended
     **4.4    Amended and Restated Bylaws of the Company (filed as Exhibit 3(b)
              to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference)
     **4.5    Certificate of Designation, Preferences and Rights of Preferred
              Stock of the Company, dated March 25, 1997 (filed as Exhibit
              3(a)(1) to the Company's Annual Report on Form 10-K for the year ended December 31, 1987 and incorporated herein by reference)
     **4.6    Rights Agreement dated as of April 26, 1994 between the Company and Harris Trust Company of New York, as Rights Agent (filed as
              Exhibit 4 to the Company's Current Report on Form 8-K filed April
              26, 1994 and incorporated herein by reference)
     **4.7    Certificate of Designations of Series A Junior Participating
              Preferred Stock of the Company dated April 26, 1994 (filed as
              Exhibit 4(d) to the Company's Registration Statement on Form S-8
              (File No. 33-54969) filed August 9, 1994 and incorporated herein by reference)
       5.1    Opinion of Gerald A. Morton
     +12.1    Statement re computation of ratios of earnings to fixed charges
     +23.1    Consent of Arthur Andersen LLP
     +23.2    Consent of Ryder Scott Company, L.P.
     +23.3    Consent of Miller and Lents, Ltd.
     +23.4    Consent of Gerald A. Morton (included in Exhibit 5.1)
     +24.1    Powers of Attorney for the Company
     +25      Statement of Eligibility of Trustee on Form T-1


* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).
** Incorporated herein by reference as indicated.
+  Previously filed with this Registration Statement.